UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 4, 2011

UDR, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-10524	54-0857512
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado		80129
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(720) 283-6120

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

On April 4, 2011, UDR, Inc. (the "Company") completed the previously announced redemption of its outstanding 4.00% Convertible Senior Notes Due 2035 (the "Notes") in accordance with the Indenture dated as of December 19, 2005 (the "Indenture"), by and between the Company (formerly United Dominion Realty Trust, Inc.), as Issuer, and U.S. Bank National Association (as successor in interest to SunTrust Bank, the initial Trustee), as Trustee. All of the outstanding Notes were redeemed for cash at a price of 100% of their principal amount, plus accrued and unpaid interest to, but not including, the redemption date. Upon the redemption, the Company’s obligations under the Notes and the Indenture were satisfied and discharged.

The references in this Item 1.02 to the Indenture are qualified in their entirety by reference to the Indenture, which is incorporated herein by reference to Exhibit 10.1 to the Company’s Form 8-K filed December 19, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UDR, Inc.

April 4, 2011	By:	David L. Messenger

Name: David L. Messenger
Title: Senior Vice President and Chief Financial Officer